                                                                  Exhibit 10.15


                                Rockwell Capital
                                  Partners LLC
                             Investment Growth Fund

Bruce A. Kehr, M.D.                                                May 24, 2002
InforMedix, Inc.
Georgetowne Office Park
5880 Hubbard Drive
Rockville, MD 20852-4821

Dear Dr. Kehr:

Per our conversation, I have outlined what we believe would constitute the breakdown of common stock ownership and the information required to complete a deal with a Public Shell.

Common Stock Ownership:

BREAKDOWN OF SHARES:

Management Shares and Original Investors in Informedix               9,500,000*

Shares in Merger Co. (estimate)                                      2,800,000

Rockwell et. al.                                                     4,700,000

Pipe investors                                                       2,500,000

         (Upon closing of the merger $150,000 will be loaned or invested in InforMedix. Within 60 to 90 days an additional $350,000 to $500,000 will be raised and a PIPE of $2-3 million at $1.00 per share shall be raised within 1 year from closing of the merger. Money shall be raised through Vertical Capital Partners, a member of the NASD)

Total Outstanding Shares Post Merger and P/P:                       19,500,000

ESOP                                                                 2,500,000

* Of the 9.5 million shares, 1.5 million shall vest over 3 years provided projections are met. If projections are not met in any given year, 500,000 of the 1,500,000 will be cancelled.

Information Required:

         1) 2 years audited financials (2001, 2000) within 60 days of closing
         2) Officers' and Directors' bios

         3) Officers and Directors questioners (same as above)
         4) All corporate records (i.e. Minutes, by-laws, etc.)
         5) Contact with accounting firm.

Please confirm our agreement to the above terms by signing below and returning, by overnight mail, the two originals back to me.

Sincerely,



Robert DePalo

Agreed:

/s/ Bruce Kehr
------------------------------------
Dr. Bruce Kehr, Chairman and CEO of InforMedix, Inc.

Cc: Janet Campbell
     Jeffrey Berman